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                        SECURITIES AND EXCHANGE COMMISSION


                         -------------------------------


                                    FORM 8-K



                                  CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934



    Date of Report (date of earliest event reported):      March 14, 1995
                                                           -------------



                                     Armco Inc.
                  ------------------------------------------------
                 (Exact name of registrant as specified in charter)



             Ohio                    1-873-2             31-0200500
--------------------------------    -----------         -------------
(State or other jurisdiction        (Commission         (I.R.S. Employer
of incorporation or organization)   File Number)        Identification No.)



One Oxford Centre, 301 Grant Street, Pittsburgh, Pennsylvania   15219-1415
-------------------------------------------------------------  -----------
         (Address of principal executive offices)               (Zip Code)



     Registrant's telephone number, including area code:  412/255-9800
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.


On March 14, 1995, pursuant to an Asset Sale Agreement, dated as of February 9, 1995, among Armco Inc. ("Armco"), Eastern Stainless Corporation ("Eastern"), an 84%-owned subsidiary of Armco, Avesta Sheffield Holding Co. ("Avesta Sheffield") and its wholly-owned subsidiary, Avesta Sheffield East, Inc. ("ASE"), substantially all of the assets of Eastern were sold to ASE for consideration consisting of approximately $10.1 million in cash and the assumption by ASE of approximately $45.5 million of certain liabilities of Eastern (the "Asset Sale"). The consideration is subject to certain post-closing adjustments. In the third quarter of 1994, Armco recorded a special charge of $15 million related to this disposition.

The purchase price had been established through arm's length negotiations between representatives of Armco, Eastern, Avesta Sheffield and ASE. The assets sold included Eastern's Baltimore, Maryland stainless steel cut plate production facility which contained three hot and cold reduction mills, associated conditioning, annealing, pickling and finishing operations and a melt shop facility.

In connection with the Asset Sale, Armco entered into an Assumption Agreement dated as of February 9, 1995, with Eastern, whereby Armco agreed to assume all liabilities of Eastern that were not assumed by Avesta Sheffield or were not satisfied by application of the proceeds of the Asset Sale. The net liabilities assumed by Armco, pursuant to the Assumption Agreement, are estimated to be $51 million and consist primarily of long term employee benefit obligations. These obligations were included in Armco's consolidated balance sheet at December 31, 1994.

Upon the consummation of the transactions contemplated under the Asset Sale Agreement and the Assumption Agreement, Eastern had no remaining net assets. In accordance with Eastern's Plan of Complete Liquidation and Dissolution, Eastern was dissolved and its corporate existence terminated without any distributions being made to the Class A common stockholders or Class B common stockholders. Armco held all of the Class A common stock of Eastern, representing about 84 percent of the outstanding voting shares. The remaining voting shares consisted of Eastern's Class B common stock, which was publicly traded. The Asset Sale and the Plan of Dissolution were approved by the requisite vote of the shareholders of Eastern on March 14, 1995.

ITEM 5.  OTHER EVENTS.

One of the holders of Eastern's Class B common stock filed a complaint against Armco and Eastern asserting derivative claims on behalf of Eastern and class action claims on behalf of the holders of the Class B common stock. The complaint seeks various relief based upon Armco's relationship with Eastern. The Class B common stock had a total liquidation value of approximately $13 million.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


b.  Pro Forma Financial Information

The transaction involved the sale of substantially all of the assets of Eastern, as described above.

Because of the limited number of pro forma adjustments to Armco's Statement of Consolidated Financial Position, a narrative description of the pro forma effects of the transaction is furnished in lieu of a full pro forma financial statement. The pro forma balance sheet for Armco as of December 31, 1994, assuming the disposition occurred on
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that date, would have reflected an increase of approximately $23 million in
Cash and cash equivalents and a decrease of the same amount in Net assets held for sale.

The unaudited pro forma Condensed Statement of Consolidated Operations is presented for the twelve-month period ended December 31, 1994, as if the transaction had occurred on January 1, 1994, and is based on Armco's historical Statement of Consolidated Operations for the twelve-month period ended December 31, 1994.

The unaudited pro forma Condensed Statement of Consolidated Operations has been prepared by Armco based upon available information and upon certain assumptions that Armco believes are reasonable in the circumstances. The unaudited pro forma statement does not purport to be indicative of what the results of operations would have been if the transaction had, in fact, occurred on January 1, 1994, or Armco's results of operations for any future date or period.

             PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
                   for the Twelve Months Ended December 31, 1994
                                   (Unaudited)

(Dollars and shares in millions,
  except per share amounts)

                          Armco                     Pro forma
                        Historical   Disposition    Adjustments     Pro forma
                        ----------   -----------    -----------     ---------

Net sales               $ 1,437.6       $(52.8)     $ 30.1(a)    $ 1,414.9

Cost of products sold    (1,267.0)         51.7      (30.1)(a)    (1,245.4)

Selling and
administrative expenses     (96.4)          4.3                      (92.1)
Special charges             (35.0)         15.0                      (20.0)
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Operating profit             39.2          18.2        0.0            57.4

Interest income              10.5                                     10.5
Interest expense            (33.8)          1.2       (0.2)(b)       (32.8)
Gain on sale of
   investments in
   joint ventures            62.6                                     62.6
Sundry other - net          (44.8)          1.0                      (43.8)
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Income before income taxes   33.7          20.4       (0.2)           53.9

Credit for income taxes      28.7                                     28.7
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Income from Armco and
   consolidated
   subsidiaries              62.4          20.4       (0.2)           82.6

Equity in income of
  equity companies           15.3                                     15.3
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Income from continuing
   operations           $    77.7        $ 20.4     $ (0.2)      $    97.9
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Weighted average number
   of common and common
   equivalent shares
   outstanding - primary    104.7                                    104.7
Income from continuing
   operations applicable
   to common stock      $    59.9                                $    80.1
Per share of common
   stock - primary:
  Income from cont-
   inuing operations    $    0.57(c)                                $ 0.77(c)


See Notes to unaudited Pro Forma Condensed Statement of Consolidated
Operations.

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Notes to unaudited Pro forma Condensed Statement of Consolidated Operations



(a)	Represents the reclassification to Net sales of Armco's intercompany sales to Eastern during 1994.


(b)	Represents the elimination of intercompany interest between Armco and
Eastern during the period January 1, 1994 through September 30, 1994.


(c)	In the income from continuing operations per share calculations, income is decreased by Armco's preferred stock dividends of $17.8. Fully diluted per share amounts are not presented because they are antidilutive or because dilution is less than 3%.


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                                     SIGNATURES




       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           ARMCO INC.



Date:   March 29, 1994	             By:    /s/ Gary R. Hildreth
                                        --------------------------------
                                               Gary R. Hildreth
                                                Vice President
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